[LANGER LOGO]

CONTACT:          W. Gray Hudkins
                  Chief Operating Officer
                  (631) 667-1200, ext. 226

                  Joseph P. Ciavarella
                  Vice President and
                  Chief Financial Officer
                  (631) 667-1200, ext. 233

FOR IMMEDIATE RELEASE

                      LANGER REPORTS OPERATING RESULTS FOR
                 THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2005

         Deer Park, New York - August 15, 2005- Langer, Inc. (NASDAQ:GAIT) today reported a net loss for the three months ended June 30, 2005 of approximately
$(984,000), or $(.19) per fully diluted share, as compared to net income for the three months ended June 30, 2004 of approximately $77,000, or $.02 per fully diluted share. For the six months ended June 30, 2005, Langer, Inc. (the
"Company") reported net income of approximately $427,000, or $.08 per fully diluted share, as compared to a net loss of approximately $(142,000), or $(.03)
per fully diluted share for the six months ended June 30, 2004. Components of the loss in the three months ended June 30, 2005 included interest incurred on acquisition-related indebtedness that was not outstanding in the prior year period of approximately $702,000, and the write-off of unamortized debt discount and related debt placement costs of approximately $630,000, relating to the repayment of the $5,500,000 7% senior subordinated notes (the "Subordinated
Notes"), which was included in interest expense.

         Net income for the six months ended June 30, 2005 included a non-recurring non-cash gain of $1,750,000 with respect to the change in the fair value of a put option, and the gain of $500,000 with respect to the change in the fair value of a call option recorded in the three months ended June 30,
2005.

         Net sales for the three months ended June 30, 2005 were approximately
$10,052,000, as compared to approximately $6,548,000 for the three months ended
June 30, 2004, an increase of approximately 53.5%. Net sales for the six months ended June 30, 2005 were approximately $20,449,000, as compared to approximately
$12,311,000 for the six months ended June 30, 2004, an

increase of approximately 66.1%. The principal reason for the increase in net sales in the three and six month periods ended June 30, 2005 was the net sales generated by Silipos.

         Gross profit as a percentage of net sales for the three months ended
June 30, 2005 was approximately 45.4%, as compared to approximately 36.5% for the three months ended June 30, 2004. Gross profit as a percentage of net sales for the six months ended June 30, 2005 was approximately 46.3%, as compared to approximately 35.4% for the six months ended June 30, 2004. The principal reason for the increase in gross profit, in the three and six months ended June 30,
2005, was the gross profit contribution of Silipos.

         General and administrative expenses for the three months ended June 30,
2005 were approximately $2,307,000, or approximately 23.0% as a percentage of net sales, as compared to approximately $1,344,000, or approximately 20.5% as a percentage of net sales for the three months ended June 30, 2004, representing an increase of approximately $963,000. General and administrative expenses for the six months ended June 30, 2005 were approximately $4,607,000, or approximately 22.5% as a percentage of net sales, as compared to approximately
$2,518,000, or approximately 20.5% as a percentage of net sales for the six months ended June 30, 2004, representing an increase of approximately
$2,089,000.

       Andrew H. Meyers, the Company's President and Chief Executive Officer,
stated, "We are continuing our efforts in our legacy Langer business to reduce expenses and institute prudent marketing initiatives. Silipos continues to perform as expected. Second quarter calendar sales have traditionally lagged first quarter calendar sales at Silipos."

         Selling expenses for the three months ended June 30, 2005 were approximately $2,015,000, or approximately 20.0% as a percentage of net sales, as compared to approximately $786,000, or approximately 12.0% as a percentage of net sales for the three months ended June 30, 2004. Selling expenses for the six months ended June 30, 2005 were approximately $3,954,000, or approximately 19.3%
as a percentage of net sales, as compared to approximately $1,594,000, or approximately 12.9% as a percentage of net sales for the six months ended June
30, 2004.

       Interest expense for the three months ended June 30, 2005 was approximately $1,640,000, as compared to approximately $201,000 for the three months ended June 30, 2004, an increase of approximately $1,439,000. Interest expense for the six months ended June 30, 2005 was approximately $2,558,000, as compared to approximately $406,000 for the six months ended June 30, 2004, an increase of approximately $2,152,000. Included in interest expense for the three and six

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months ended June 30, 2005 is approximately $702,000 and approximately
$1,311,000, respectively, associated with the Silipos related indebtedness that was not outstanding in the prior year periods, and the write-off of unamortized debt discount and related debt placement costs associated with the repayment of the Subordinated Notes totaling approximately $630,000.

       Cash and cash equivalents at June 30, 2005 were approximately
$28,744,000, as compared to approximately $3,910,000 at December 31, 2004, an increase of approximately $24,834,000. Working capital at June 30, 2005 was approximately $22,170,000, as compared to approximately $1,387,000 at December
31, 2004, an increase of approximately of $20,783,000. The increases in cash, cash equivalents and working capital is primarily attributable to the net proceeds from the underwritten public offering of 5,000,000 shares of common stock at $6.50 per share, received through June 30, 2005, of approximately
$28,970,000 (before additional offering related costs of approximately $991,000 which were accrued at June 30, 2005), less the proceeds utilized to repay the
Subordinated Notes plus accrued interest of approximately $5,675,000 in June
2005.

       Gray Hudkins, the Company's Chief Operating Officer, added, "We are pleased with the recent closing of the public offering of our common stock. On
July 15, 2005, we utilized a portion of the proceeds from the offering to complete the repayment of the Silipos acquisition related indebtedness and certain other obligations with the seller of Silipos, who provided, in total, a
$200,000 discount against the originally scheduled obligations. After repaying this indebtedness, the only debt remaining is $14,439,000 principal amount of 4%
convertible subordinated notes, and the $2.7 million capital lease obligation associated with our building in Niagara Falls, New York, and our cash position was approximately $17 million. We believe our strong cash position poises us for our next step in our acquisition strategy. We are excited about working with
Morgan Joseph & Co. Inc., who, as previously reported, has been retained by us to assist us in identifying strategic acquisition targets. They have already commenced their efforts and are expected to be an asset in helping us execute our acquisition strategy targeting, among others, companies involved in consumer- and medically-oriented personal care products, skincare product groups, cosmeceuticals, cosmetics, hair care and related products, as well as certain orthopedic and consumer healthcare products, designed to expand and complement our current orthopedic and skincare businesses."

       Langer, Inc., together with its wholly owned subsidiary Silipos, Inc., designs, manufactures and distributes high quality medical products targeting the orthopedic, orthotic and prosthetic markets. In addition, the Company offers a diverse line of skincare products for the medical and therapeutic markets. The
Company sells its products primarily in the U.S. and Canada as well as in more than 30

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other countries to national, regional, international and independent medical distributors and directly to healthcare professionals. Langer is based in Deer
Park, New York and has additional manufacturing facilities in Niagara Falls, New
York, Anaheim, California, Montreal, Canada, Stoke-on-Trent, UK as well as sales and marketing offices in Ontario, Canada and New York, New York.

         Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future"
and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the Company's Registration Statement on Form S-
1, its 2004 Form 10-K and most recently filed Form 10-Qs and Form 8-Ks.

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

                                                             LANGER, INC.
                                                           AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                                              (UNAUDITED)

                                                THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                              ------------------------------     ----------------------------
                                                 2005               2004            2005          2004
                                              ------------      ------------     ------------    ------------

Net sales                                     $ 10,051,744      $  6,547,503     $ 20,448,937    $ 12,311,439
Cost of sales                                    5,485,761         4,159,984       10,987,821       7,950,570
                                                                ------------     ------------    ------------
   Gross profit                                  4,565,983         2,387,519        9,461,116       4,360,869

General and administrative expenses              2,307,329         1,343,889        4,607,427       2,518,023
Selling expenses                                 2,015,229           786,445        3,953,772       1,594,134
Research and development expenses                  109,871              --            240,176            --
                                              ------------      ------------     ------------    ------------
   Operating income                                133,554           257,185          659,741         248,712
                                              ------------      ------------     ------------    ------------
Other income (expense):
   Interest income                                  34,271            44,021          115,348          88,368
   Interest expense                             (1,640,103)         (201,205)      (2,558,560)       (406,171)
   Change in fair value of Call Option             500,000              --            500,000            --
   Change in fair value of Put Option                 --                --          1,750,000            --
   Other                                            36,743             2,494           47,228           2,494
                                              ------------      ------------     ------------    ------------
   Other (expense) income, net                  (1,069,089)         (154,690)        (145,984)       (315,309)
                                              ------------      ------------     ------------    ------------
   (Loss) income before income taxes              (935,535)          102,495          513,757         (66,597)

Provision for income taxes                          48,000            25,000           87,000          75,000
                                              ------------      ------------     ------------    ------------
   Net (loss) income                          $   (983,535)     $     77,495     $    426,757    $   (141,597)
                                              ============      ============     ============    ============

Net (loss) income per common share:
     Basic                                    $       (.19)     $        .02     $        .09    $       (.03)
                                              ============      ============     ============    ============
     Diluted                                  $       (.19)     $        .02     $        .08    $       (.03)
                                              ============      ============     ============    ============

Weighted average number of common shares
   used in computation of net (loss)
   income per share:
     Basic                                       5,270,487         4,380,851        4,839,004       4,380,635
                                              ============      ============     ============    ============
     Diluted                                     5,270,487         4,745,083        5,405,286       4,380,635
                                              ============      ============     ============    ============


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